UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant	☒
Filed by a Party other than the Registrant	☐

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MEGA MATRIX CORP.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.

MEGA MATRIX CORP.
3000 El Camino Real, Bldg. 4, Suite 200
Palo Alto, California 94306

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDER STO BE HELD ON THURSDAY, DECEMBER 15, 2022

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Mega Matrix Corp. (the “Company”), dated November 3, 2022, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, December 15, 2022. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about November 23, 2022.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 15, 2022

To the Shareholders of Mega Matrix Corp.:

Due to travel restrictions continued public health concerns related to the COVID-19 pandemic, NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Mega Matrix Corp. has been changed to a virtual meeting format. As previously announced, the Annual Meeting will be held on Thursday, December 15, 2022 at 9:00 a.m. (PST). We advised in our Proxy Statement for the 2022 Annual Meeting of Stockholders that this meeting may be held by means of remote communication. In light of travel restrictions and continued public health concerns related to the COVID-19 pandemic, this confirms that the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

Access to the Audio Webcast of the Annual Meeting. As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on October 24, 2022, the record date. The live audio webcast of the Annual Meeting can be accessed by shareholders on the day of the meeting at https://www.cstproxy.com/megamatrix/2022 and will begin promptly at 9:00 a.m. PST. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.

Log-in Instructions. To attend the virtual Annual Meeting, you will need to log-in to https://www.cstproxy.com/megamatrix/2022 using the twelve-digit control number found on the proxy card, voting instruction form, or notice you previously received.

Submitting Questions during the Annual Meeting. During the Annual Meeting, you will be able to submit questions on the virtual meeting website: https://www.cstproxy.com/megamatrix/2022.

Voting. You may vote your shares at www.cstproxyvote.com or mail in advance of the Annual meeting or during the meeting at https://www.cstproxy.com/megamatrix/2022.

Technical Assistance. Beginning 15 minutes prior to the Annual Meeting, we will have support available should you experience any technical difficulties in accessing the virtual meeting. Instructions for requesting technical assistance will be located at https://www.cstproxy.com/megamatrix/2022.

Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance of the meeting by one of the methods described in the proxy materials. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change to a virtual meeting format, but may continue to be used to vote your shares in connection with the Annual Meeting.

Please note that the company intends to return to in-person annual shareholder meetings after the coronavirus outbreak is resolved.

By order of the Board of Directors,

/s/ Yucheng Hu
Yucheng Hu
Chairman, Chief Executive Officer and President
November 23, 2022

The Annual Meeting on December 15, 2022 at 9:00 a.m. Pacific Standard Time may be attended virtually at https://www.cstproxy.com/megamatrix/2022. The proxy statement and annual report on Form 10-K are available at https://www.cstproxy.com/megamatrix/2022. Additionally, you may access our proxy materials at https://www.sec.gov.